WESTERN NEW ENGLAND BANCORP, INC. 8-K

Exhibit 99.1

WESTERN NEW ENGLAND BANCORP, INC.

NON-EMPLOYEE DIRECTOR STOCK ELECTION PROGRAM

1. Purpose of Program

The purpose of this Non-Employee Director Stock Election Program (the “Program”) is to enable non-employee directors (as defined below) of Western New England Bancorp, Inc. (the “Company”) to elect to receive shares of common stock of the Company (“Common Stock”) in lieu of the cash compensation ordinarily payable to them for their service on the Board of Directors of the Company (the “Board”).

2. Administration of Program

The Program shall be administered by the Compensation Committee of the Board (the “Committee”). The Committee shall have the power and authority to administer, construe and interpret the Program, to make rules for administering the Program and to make changes in such rules.

3. Participation

All non-employee directors shall be eligible to participate in the Program. The term “non-employee director” means a member of the Board who, at the time of performance of the services relevant to payment under the Program, is not an employee of the Company or any of its subsidiaries.

4. Election to Receive Fees in Common Stock

(a) The Company generally pays certain fees, including, but not limited to, an annual retainer, committee membership fees, meeting fees, and chairperson fees, to non-employee directors in cash. Each non-employee director shall have the right to elect, once per year in advance of the year to which such election relates, subject to the Company’s general policies with respect to “blackout periods” and investment elections during such blackout periods, to receive payment of all or a portion of such fees in shares of Common Stock using the Payment Election Form, attached hereto as Exhibit A. This Payment Election Form must be in writing and must be delivered to the Secretary of the Company no later than fifteen (15) days prior to the first day of the year to which the election relates. Any election made shall be irrevocable for the duration of the applicable calendar year. Once elected, the Payment Election Form will continue in effect for subsequent years absent a revocation of such election for the subsequent calendar year (with any such election revocation to be delivered in writing to the Secretary of the Company prior to the calendar year to which it relates). Any election to receive fees in shares of Common Stock, or any reversal of such an election, will become effective for the next calendar year, except that if the Payment Election Form is filed at the time a director is first elected to the Board, then such election shall be effective for the next calendar quarter of such year.

(b) If an election is made pursuant to Section 4(a) of the Program then, after the election becomes effective, the Company shall pay any amounts due to the non-employee director that are subject to the election in whole shares of Common Stock on a quarterly basis during open window trading periods on a date selected in advance by the Committee, except that the value of any fractional share shall be paid in cash. The number of shares of Common Stock to be issued to the non-employee director shall be equal to a fraction, the numerator of which is the amount to be paid to the non-employee director and the denominator of which is the closing price of the Common Stock on NASDAQ (or such other national exchange on which the stock is listed) on the date selected by the Committee during the applicable open window trading period for the quarter in which the payment is to be made. To eliminate any fractional shares, to the extent the fraction is not equal to a whole number, it shall be rounded down to the next whole number, which shall be subtracted from the amount to be paid to the non-employee director and the difference shall be paid to the non-employee director in cash on a quarterly basis.

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5. Limitations and Conditions

(a) The shares of Common Stock issued to non-employee directors under the Program shall consist of shares repurchased on the open market. No Common Stock issued under this Program may be deferred pursuant to the Directors’ Deferred Compensation Program maintained by the Company.

(b) Each issuance to a non-employee director of shares of Common Stock pursuant to the Program shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the Common Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance of shares, such Common Stock may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

(c) Notwithstanding any other provision of the Program to the contrary, if any changes in the financial or tax accounting rules applicable to the issuance of Common Stock under the Program shall occur which, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Committee shall have the right and power to modify as necessary any then outstanding elections under the Program.

(d) Nothing contained herein shall be deemed to create the right in any non-employee director to remain a member of the Board, to be nominated for reelection or to be reelected as such or, after ceasing to be such a member, to receive any shares of Common Stock under the Program to which he or she is not already entitled with respect to any year.

6. Stock Adjustments

In the event of any merger, consolidation, stock or other non-cash dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares, reorganization or recapitalization or change in capitalization, or any other similar corporate event, the Committee may make such adjustments in the number and kind of shares that shall be issued under the Program, as the Committee shall deem appropriate in the circumstances. The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

7. Amendment and Termination

The Board shall have the power to amend or terminate the Program at any time, subject to stockholder approval requirements under applicable laws or exchange listing standards; provided, however, that, to be effective, any amendment of the Program shall comply with the requirements of the rules and regulations promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended, to the extent necessary so that the receipt of shares of Common Stock by a non-employee director under the Program shall be exempt from such Section 16(b).

8. Miscellaneous

(a) Gender and Number. Except where otherwise indicated by the context, any masculine term used herein will also include the feminine; the plural will include the singular and the singular will include the plural.

(b) Severability; Entire Agreement. If any provision of the Program is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Program, and the Program will be construed and enforced as if the illegal or invalid provision had not been included. This Program contains the entire agreement between the parties hereto concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect to the payment of director’s fees hereunder.

(c) Requirements of Law. The issuance of payments under the Program will be subject to all applicable laws, rules, and regulations, and to any approvals required by any governmental agencies or national securities exchanges.

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(d) Unfunded Status of the Program. The Program is intended to constitute an “unfunded” plan. With respect to any payments not yet made to a non-employee director by the Company, nothing contained herein will give any rights to a non-employee director that are greater than those of an unsecured general creditor of the Company.

(e) Governing Law. The Program will be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts, determined without regard to its conflict of law rules.

9. Effective Date

The Program shall be effective as of January 1, 2020.

ATTEST:	WESTERN NEW ENGLAND BANCORP, INC.
COMPENSATION COMMITTEE

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WESTERN NEW ENGLAND BANCORP, INC.

NON-EMPLOYEE DIRECTOR STOCK ELECTION PROGRAM

PAYMENT ELECTION FORM

As of                , 20            , the individual whose name appears below, who is a non-employee director of Western New England Bancorp, Inc. (the “Company”), executes this election (the “Payment Election Form”) with respect to all cash compensation payable to him or her described in section 4(a) of the Western New England Bancorp, Inc. Non-Employee Director Stock Election Program (the “Program”). Any term capitalized herein but not defined will have the meaning set forth in the Program.

In accordance with the terms of the Program and to the extent permitted by the Program, the non-employee director hereby elects to receive all cash compensation described in section 4(a) of the Program payable to him or her in the following form:

☐     _____% Common Stock

OR

☐     _____% Common Stock with the remainder paid in cash*

*Note: Any cash payments to be made pursuant to this election will be paid according to the normal monthly schedule applicable to such payments made to non-employee directors who do not participate in the Program.

Please have all amounts payable under this Program (Common Stock and fractional cash) delivered to:

(specify name of Financial Institution)

(Account Number)

(Address)

This election will become effective for the next calendar year after this Payment Election Form is filed with the Company unless the Payment Election Form is being filed at the time of my election to the Board of Directors, in which case such election will become effective for the next calendar quarter. This Payment Election Form will, upon becoming effective, supersede any prior Payment Election Form filed by the non-employee director. If no Payment Election Form is filed by the non-employee director, or if a Payment Election Form is internally inconsistent or conflicts with a concurrent Payment Election Form, payment under the Program will be made to the non-employee director in cash.

IN WITNESS WHEREOF, the non-employee director has duly executed this Payment Election Form as of the date first written above.

Non-Employee Director’s Signature

Non-Employee Director’s Name (please print)

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